UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Lumentum Holdings Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

LUMENTUM

2020

PROXY STATEMENT
AND FISCAL ANNUAL REPORT

LUMENTUM HOLDINGS INC.

1001 RIDDER PARK DRIVE
SAN JOSE, CALIFORNIA 95131

September 25, 2020

Dear Lumentum Stockholders:

We are pleased and excited to invite you to attend the Annual Meeting of stockholders of Lumentum Holdings Inc. on November 19, 2020 at 8:00 am (Pacific Time), which will be a “virtual meeting” of stockholders, conducted via the Internet.

We recently completed our fifth year as a standalone public company, and I believe we have accomplished a lot during the past five years. By focusing on developing the most innovative products and technology ahead of our competition, we have positioned ourselves as a technology and market leader in our markets and indispensable to our customers. This product and technology leadership strategy has allowed us to strongly grow revenue and profit every year since our spin-off. Fiscal 2020 net revenue of $1.68 billion was a new high and was double fiscal 2015 revenue. In fiscal 2020, GAAP earnings per share grew to $1.75, GAAP gross margin grew to 38.7%, and GAAP operating margin grew to 12.2%. Non-GAAP earnings per share at $5.42 in fiscal 2020 was seven times that of fiscal 2015 resulting in a five-year compound annual growth rate of 47%. For the first time, full year non-GAAP gross margin exceeded 46% and non-GAAP operating margin expanded to more than 26%.

During the past year, we believe we have added to, or extended, our market and technology leadership positions in each of our markets by introducing many highly differentiated new products and winning new design-ins with market leading customers. We believe we are well positioned in global markets that increasingly rely on our photonics products and technologies and benefit from durable long-term growth drivers. Continued strong growth in the amount of data flowing through the world’s optical networks and data centers drives increasing need for our communications products. We believe the market for our products used in 3D sensing will continue to expand in the coming years as 3D sensing enables a broad range of computer vision applications which improve security and safety, as well as other new functionality, including virtual and augmented reality. Our 3D sensing lasers have found initial high-volume use in consumer electronics applications but we believe their use will broaden into other applications, such as automobile safety and control systems over time. Higher required levels of precision, new materials, and factory and energy efficiency needs are causing manufacturers around the world to increasingly turn to laser-based approaches and the types of industrial lasers we supply. We are focused on creating value for all stakeholders and are committed to the highest standards of social, ethical, and environmental conduct and responsibility. This includes promoting safe, inclusive workplaces free from discrimination and harassment. We encourage our employees to engage and make meaningful contributions to society and our local communities.

I believe our results and accomplishments to date both underscore the significant progress we have made towards our strategic goals and position us well for further revenue and margin growth in the future. These accomplishments, along with the growth catalysts we see across each of our major product lines, makes it is a very exciting time at Lumentum for all stakeholders and I believe the future is even brighter than when we spun-off 5 years ago. At Lumentum, we are releasing the power of light to create a brighter future.

Our virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2020 where you will be able to listen to the meeting live, submit questions and vote online. Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.

Your vote is important and we hope you will vote as soon as possible, regardless of whether you plan to attend the meeting. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Thank you for your ongoing support of and interest in Lumentum.

Sincerely,

Alan S. Lowe
President and Chief Executive Officer

1

LUMENTUM HOLDINGS INC.

1001 RIDDER PARK DRIVE
SAN JOSE, CALIFORNIA 95131

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

How to Vote

Via Internet
http://www.proxyvote.com

Via Phone
1-800-690-6903

Via Mail

In Person
To Be Held at 8:00 am Pacific Time on Thursday, November 19, 2020

Dear Stockholders of Lumentum Holdings Inc.:

The 2020 Annual Meeting of stockholders (the “Annual Meeting”) of Lumentum Holdings Inc., a Delaware corporation, will be held virtually on Thursday, November 19, 2020, at 8:00 am Pacific Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2020, where you will be able to listen to the meeting live, submit questions and vote online. We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	The election of seven directors, to serve until our 2021 Annual Meeting of stockholders and until their successors are duly elected and qualified;
2.	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 3, 2021.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 21, 2020 as the record date for the Annual Meeting. Only stockholders of record on September 21, 2020 are entitled to notice of and to vote at the virtual Annual Meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please cast your vote as soon as possible by Internet or telephone. If you received a paper copy of the proxy materials by mail, you may submit your proxy card in the postage-prepaid envelope provided. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. If you attend the virtual Annual Meeting, you may revoke your proxy and vote via the virtual meeting website. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your account manager to vote your shares.

We thank you for your support and we hope you are able to attend our virtual Annual Meeting.

By order of the Board of Directors,

Alan S. Lowe
President and Chief Executive Officer
San Jose, California
September 25, 2020

2	2020 Proxy Statement

2	Notice of Annual Meeting of Stockholders
4	Proxy Summary
8	Proxy Statement for 2020 Annual Meeting of Stockholders
	8	Internet Availability of Proxy Materials
	8	General Information about the Annual Meeting
13	Corporate Governance
	13	Director Independence
	13	Board Leadership Structure
	13	Board Committees and Meetings
	16	Compensation Program Risk Assessment
18	Proposal No. 1 Election of Directors
	18	Director Nominees
	21	Director Compensation
23	Proposal No. 2 Advisory Vote to Approve Compensation of Our Named Executive Officers
24	Proposal No. 3 Ratification of Appointment of Independent Registered Public Accounting Firm
	24	Fees Paid to the Independent Registered Public Accounting Firm
	24	Auditor Independence
	25	Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
26	Report of the Audit Committee
27	Executive Officers
28	Compensation Discussion and Analysis
	28	Fiscal Year 2020 Business Performance
	29	Executive Compensation Highlights
	29	2020 Say on Pay Vote and Shareholder Outreach
	30	Compensation Philosophy
	31	Elements of Our Fiscal Year 2020 Compensation Program
	31	Compensation Decision Processes
	32	Peer Group
	33	Annual Cash Incentive
	35	Equity Incentive Awards
	37	Stock Ownership Guidelines
	38	Summary Compensation Table
	39	2020 Grants of Plan-Based Awards Table
	40	Outstanding Equity Awards at Fiscal Year-End Table
	41	Stock Vested in 2020
	41	CEO Pay Ratio
	42	Employment Agreement with Mr. Lowe
	44	Potential Payments upon a Termination or Change in Control
46	Security Ownership of Certain Beneficial Owners and Management
47	Related Person Transactions
	47	Other Relationships and Related Persons Transactions
	47	Policies and Procedures for Related Party Transactions
48	Other Matters
	48	Note About Forward-Looking Statements
	48	Delinquent Section 16(a) Reports
	48	Fiscal 2020 Annual Report and SEC Filings
49	Appendix A
	49	Reconciliation of GAAP and Non-GAAP Financial Measures

3

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

PROPOSAL NO. 1 Election of Directors
You are being asked to elect seven directors. Each of the director nominees is standing for election for a one-year term ending at the next annual meeting of stockholders in 2021.	Your Board of Directors recommends that you vote “FOR” the election of each of the seven nominees.
See page 18

Director Nominees

			Director Since	Committees			Other Current Public Company Boards
Name and Position	Independent	Age		Audit	Compensation	Governance
Harold L. Covert Director Chief Financial Officer Imagine Communications	✓	73	2015				None
Penelope A. Herscher Director	✓	60	2015				Verint Systems, Inc., PROS Holdings Inc. and Faurecia SA
Julia S. Johnson Director Vice President Product Management, Zebra Technologies	✓	54	2017				Superconductor Technologies Inc.
Brian J. Lillie Director	✓	56	2015				Talend S.A.
Alan S. Lowe Director President and CEO, Lumentum		58	2015				None
Ian S. Small Director Chief Executive Officer Evernote Corporation	✓	56	2018				None
Janet S. Wong Director	✓	62	2020				Enviva Partners, LP and Allegiance Bancshares, Inc.

Member	Chair

4	2020 Proxy Statement

PROXY SUMMARY

Director Nominee Snapshot

Independence	Directors’ Gender	Directors’ Age

	Penny Herscher	Hal Covert	Brian Lillie	Julie Johnson	Ian Small	Alan Lowe	Janet Wong
Skills/Competencies
Industry Experience (Consumer/OpComms/Lasers)	✓	✓	✓	✓	✓	✓	✓
Innovation/Technology	✓	✓	✓	✓	✓	✓	✓
Business Development/M&A Experience/M&A Integration	✓	✓	✓	✓	✓	✓	✓
Executive Leadership Experience	✓	✓	✓	✓	✓	✓
Global Experience	✓	✓	✓	✓	✓	✓	✓
Functional Background
Accounting/Finance		✓					✓
Engineering/R&D	✓		✓	✓	✓	✓	✓
Cybersecurity/IT		✓	✓
Manufacturing/Operations		✓		✓		✓	✓
Marketing/Sales	✓		✓	✓		✓
Compliance/Risk Management		✓					✓
Personal Demographics and Corporate Governance
Tenure (years)	5	5	5	3	2	5	0
Age	60	73	56	54	56	58	62
Diversity (Gender/Race/Ethnicity/National Origin)	Female Caucasian	Male Caucasian	Male Caucasian	Female Caucasian	Male Caucasian	Male Caucasian	Female Asian
Other Public Company Boards currently serving on	3	0	1	1	0	0	2

Corporate Governance Highlights

The board of directors and management of Lumentum believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Solid corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the board.

Corporate Governance Highlights
●Majority voting for Directors
●Annual election of all Directors
●Independent Chair of the board
●Independent Directors meet regularly without management present
●Audit, Compensation and Governance committees composed entirely of independent directors

●Engaged board; each director attended at least 95% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal 2020
●Significant share ownership guidelines for all executive officers and directors

5

PROXY SUMMARY

PROPOSAL NO. 2 Non-binding, Advisory Vote to Approve Executive Compensation
The board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 23

Executive Compensation Highlights

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we believe executives with higher levels of responsibility and a greater ability to influence Lumentum’s results should receive a greater percentage of their compensation as performance-based compensation. In fiscal 2020, we added a three year performance metric, and we compensated our named executive officers using the following elements for total target direct compensation:

Element and CEO % of Total Target Direct Compensation	Description and Metrics
Base Salary	Fixed cash compensation to attract and retain highly-qualified executive talent.
Annual Cash Incentive
Performance-based cash compensation to incentivize and reward achievement of near-term financial and business results. Performance measured:
●Operating income multiplied by a strategic modifier
●Full-year revenue

Equity Incentives	Performance Stock Units (PSUs)

●1/3 of PSUs based on the achievement of fiscal 2020/2021/2022 EPS goals and a cumulative EPS goal for fiscal 2020 through 2022
●2/3 of PSUs vesting over three years based on the achievement of fiscal 2020 revenue goal

Restricted Stock Units (RSUs)
●RSUs vesting over three years based on continued service

6	2020 Proxy Statement

PROXY SUMMARY

Robust Pay Governance Practices

We seek to adhere to best practice for compensation governance purposes. These provisions protect our stockholders’ interests, as follows:

What We Do	What We Don’t Do
●Pay for Performance: 92% of our CEO’s and 86% of our other NEOs’ fiscal 2020 total target direct compensation was subject to Lumentum’s financial or market performance
●Emphasize Long-Term Company Performance: On average,
●Approximately 37% of each NEO’s total target direct compensation in fiscal 2020 was in the form of PSUs; and 62% vests over three years, and, in the case of PSUs, only to the extent of achievement of the applicable performance condition
●Of the RSUs and PSUs granted to our NEOs in fiscal 2020, approximately 12% vests at the end of three years, and, in the case of PSUs, only to the extent of achievement of the applicable performance condition
●Maintain Stock Ownership Guidelines: 5x salary for our CEO and 2x for other NEOs
●Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●Require “Double-Trigger” for equity acceleration in connection with a change in control
●Maintain an independent compensation committee
●Engage an independent compensation advisor
●Conduct an annual risk review of our compensation programs
●No excessive perquisites awarded to executive officers ●No tax gross-ups upon a change in control ●No hedging or pledging of Lumentum securities by employees or directors

PROPOSAL NO. 3 Ratification of the Audit Committee’s Appointment of the Independent Registered Public Accounting Firm
The board is asking stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 3, 2021.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 24

7

PROXY SUMMARY

LUMENTUM HOLDINGS INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually at 8:00am Pacific Time on Thursday, November 19, 2020

The accompanying proxy is solicited on behalf of the board of directors of Lumentum Holdings Inc. (“Lumentum”, “we”, “us” or the “Company”) for use at the Lumentum 2020 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on Thursday, November 19, 2020 at 8:00am (Pacific Time), and any adjournment or postponement of the Annual Meeting. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2020, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about September 25, 2020. Lumentum’s annual report on Form 10-K for the fiscal year ended June 27, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 25, 2020 (“Annual Report”), will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this process makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

General Information about the Annual Meeting

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●	the election of seven directors, to serve until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;
●	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 3, 2021; and
●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of each director nominee named in this Proxy Statement;
●	“FOR” the approval of a non-binding, advisory vote on the compensation of our named executive officers; and
●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 3, 2021.

8	2020 Proxy Statement

PROXY SUMMARY

Who is entitled to vote?

Holders of our common stock as of the close of business on September 21, 2020, the record date, may vote at the Annual Meeting. As of the record date, there were 75,461,873 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held on your behalf in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares held in street name. Accordingly, the Notice of Internet Availability, Proxy Statement and any accompanying documents have been provided to your broker or nominee, who in turn provided the materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting on the Internet or by telephone.

How many votes are needed for approval of each proposal?

●	Proposal No. 1: Each director must be elected by the affirmative vote of a majority of the votes cast with respect to that director. This means that, to be elected, the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast for or against such director’s election.
●	Proposal No. 2: The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.
●	Proposal No. 3: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	via the virtual meeting website – any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LITE2020, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:00am (Pacific Time) on Thursday, November 19, 2020. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;
●	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on November 18, 2020 (have your proxy card in hand when you visit the website);
●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call); or
●	by completing and mailing your proxy card (if you received printed proxy materials).

Proxy cards submitted by mail must be received by November 18, 2020 to be voted at the Annual Meeting. Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on November 18, 2020. Submitting your proxy, whether via Internet, by telephone or by mail, will not affect your right to vote via the virtual meeting website should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this proxy.

9

PROXY SUMMARY

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	returning a later-dated proxy card; or
●	delivering to the Secretary of Lumentum Holdings Inc., by any means, a written notice stating that the proxy is revoked.

Additionally, you can change your vote or revoke your proxy by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How can I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a holder of Lumentum shares as of the record date of September 21, 2020. You will be able to attend online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LITE2020. You also will be able to vote your shares electronically at the Annual Meeting. To participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied the proxy materials.

Beginning 30 minutes prior to the start of and during the online Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter technical difficulties accessing the audio webcast, please call our support team at 800-586-1548 (US) or 303-562-9288 (International).

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Alan Lowe, Wajid Ali and Judy Hamel have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper or e-mail copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP. Your broker will not have discretion to vote on the election of directors or the approval of the non-binding, advisory vote on the compensation of our named executive officers, each of which are “non-routine” matters, absent direction from you.

10	2020 Proxy Statement

PROXY SUMMARY

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact our Investor Relations at 1(408) 546-5483 or by mail at the following address:

Lumentum Holdings Inc.
Attention: Investor Relations
1001 Ridder Park Dr.
San Jose, California 95131

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than May 28, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lumentum Holdings Inc.
Attention: Secretary
1001 Ridder Park Dr.
San Jose, California 95131

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2021 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than August 21, 2021; and
●	not later than the close of business on September 20, 2021.

11

PROXY SUMMARY

In the event that we hold our 2021 Annual Meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2020 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may propose director candidates for consideration by our Governance Committee. Any such recommendations should include the candidate’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Governance Committee.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

12	2020 Proxy Statement

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. As of September 25, 2020, our board of directors consisted of eight (8) members, seven of whom qualified as “independent” under the NASDAQ listing standards. Samuel F. Thomas will not stand for re-election as a director and his service as a director will end at the Annual Meeting. We appreciate Mr. Thomas’ valuable contributions to our Company and board of directors during his 5 year tenure as a director.

Director Independence

Our board of directors has determined that the following directors are independent under the NASDAQ listing standards: Harold L. Covert, Penelope A. Herscher, Julia S. Johnson, Brian J. Lillie, Ian S. Small, Samuel F. Thomas and Janet S. Wong.

Board Leadership Structure

Our board of directors has determined that it is in the best interests of the Company to maintain the board chairperson and chief executive officer positions separately. Ms. Herscher, an outside, independent director, serves as our board chair. The board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the board of director’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the board. Moreover, we believe an independent chairperson can more effectively lead the board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate board governance processes.

Board Committees and Meetings

During fiscal 2020, the board of directors held 15 meetings. The board of directors has three committees: an Audit Committee, a Compensation Committee, and a Governance Committee. The members of the committees during fiscal 2020 are identified below.

Each director attended at least 95% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal 2020 after becoming a member of the board of directors or after being appointed to a particular committee. The Company encourages, but does not require, the members of its board of directors to attend the Annual Meeting. All members of our board of directors who were directors at the time attended our 2019 Annual Meeting. We anticipate that all directors will attend the 2020 Annual Meeting.

Audit Committee
MEMBERS: Harold L. Covert (Chair) Samuel F. Thomas Julia S. Johnson MEETINGS: 12

The Audit Committee is responsible for assisting the full board of directors in fulfilling its oversight responsibilities relative to:

●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may be established from time to time by management and the board of directors.

The Audit Committee has sole authority to retain, engage and compensate the independent auditor and oversees the independence of the independent auditor. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The board of directors has further determined that Harold L. Covert is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the Audit Committee charter can be viewed at the Company’s website at www.lumentum.com.

13

CORPORATE GOVERNANCE

Compensation Committee
MEMBERS:
Brian J. Lillie (Chair)
Samuel F. Thomas*
Ian S. Small

MEETINGS: 9

*Mr. Thomas served as Chair of the Compensation Committee during fiscal 2020 until Mr. Lillie was elected Chair effective August 20, 2020.

The Compensation Committee is responsible for:

●ensuring that the Company adopts and maintains responsible and competitive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders;
●the administration of the Company’s employee stock purchase plan and equity incentive plans;
●reviewing the Compensation Discussion and Analysis section contained in our Proxy Statement and preparing the Compensation Committee Report for inclusion in our Proxy Statement; and
●reviewing and considering the results of any advisory stockholder votes on executive compensation.

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal 2020, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”), a national compensation consulting firm, to assist the Compensation Committee with its analysis and review of the compensation of our executive officers, and has determined that Semler Brossy is independent from management. Semler Brossy attends all Compensation Committee meetings, works directly with the Compensation Committee Chair and Compensation Committee members, and sends all invoices, including descriptions of services rendered, to the Compensation Committee Chair for review and payment approval. Semler Brossy performed no work for the Company that was not in support of the Compensation Committee’s charter nor authorized by the Compensation Committee during fiscal 2020. The board has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable rules and regulations of the SEC and NASDAQ. Each member of the Compensation Committee is a non-employee director under Rule 16b-3 promulgated under the Exchange Act. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.lumentum.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section entitled “Compensation Discussion and Analysis – Compensation Practices.”

Governance Committee
MEMBERS: Penelope A. Herscher (Chair) Brian J. Lillie Julia S. Johnson MEETINGS: 6	The Governance Committee: ●serves as our nominating committee; ●oversees our corporate governance practices; and ●recommends to the board of directors the adoption of governance programs.

As provided in our amended and restated bylaws and the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. Stockholders may also recommend candidates to the Governance Committee for nomination. The Governance Committee will consider and make recommendations to the board of directors regarding any stockholder recommendations for candidates to serve on the board of directors. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at Lumentum Holdings Inc., 1001 Ridder Park Drive, San Jose, California 95131. Such writing must provide the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the recommending stockholder’s ownership of Company stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In addition, pursuant to our amended and restated bylaws, stockholders may nominate candidates for the board. Our amended and restated bylaws specify in greater detail the requirements as to the timing, form and content of the stockholder’s notice of nomination. Such nominations must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting for such meeting. The nominating stockholder must also provide the information specified in our amended and restated bylaws. We recommend that any stockholder wishing to nominate a director review a copy of our amended and restated bylaws, which may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.

14	2020 Proxy Statement

CORPORATE GOVERNANCE

In identifying and reviewing potential candidates for the board of directors, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, diversity, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas pertinent to the Company’s long term business and strategic objectives. The Governance Committee intends to continue to evaluate candidates for election to the board of directors on the basis of the foregoing criteria. While we do not have a formal written policy regarding consideration of diversity in identifying candidates, as discussed above, diversity is one of the numerous criteria that the Governance Committee considers when reviewing potential candidates. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

From time to time the Governance Committee has engaged a third-party search firm to assist in identifying and reviewing candidates for membership on our board of directors.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.lumentum.com. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company or has had any relationship requiring disclosure under Item 404 of Regulation S-K during the last fiscal year. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Lumentum Holdings Inc., 1001 Ridder Park Drive, San Jose, California 95131. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct is posted on the Investors page under the Corporate Governance portion of our website at www.lumentum.com. We will post amendments to our Code of Business Conduct and waivers of our Code of Business Conduct for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

15

CORPORATE GOVERNANCE

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our chief executive officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as such other items as they deem appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as regulatory risk, liquidity risk and cybersecurity risk. Our Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal 2020, a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Semler Brossy, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with our management team in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of our compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Semler Brossy. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Corporate Social Responsibility (CSR)

Lumentum commits to operating in a sustainable and socially responsible manner in all that we do. This commitment strengthens our ability to innovate and better serve all of our stakeholders.

In addition to our annual submission to the Carbon Disclosure Project’s Climate Change and Water Security Questionnaire, in 2020, we established a cross-functional CSR Council. The team is focused on driving our sustainability strategy and overseeing the development of our inaugural CSR Report. The GRI-based report will be aligned with our fiscal year and is expected to be published in the fall of 2021. The CSR Report will be based upon a stakeholder-informed materiality assessment which helps us to identify our material topics and relevant risks and opportunities across our global business.

Diversity, Inclusion and Belonging

As a global, multi-cultural company driven by innovation, we are building a diverse and inclusive culture where differences are valued. We are unified in our commitment to live our Guiding Principles: Innovate, Engage, Deliver, Excel, and Win. Our differences make us stronger, more creative, and capable of delivering better results.

16	2020 Proxy Statement

CORPORATE GOVERNANCE

Our work is a multi-year strategy for sustainable cultural change. Efforts are measured quarterly by our Compensation Committee for support and accountability.

D, I & B Efforts	Details
Formation of a Diversity, Inclusion, & Belonging Council
●Co-chaired by our chief executive officer, with representation by all business units and functions aligning diversity goals and objectives to the Company goals and objectives
●Diversity, Inclusion, & Belonging site launched on our intranet site providing employee updates and education
●Diversity, Inclusion, & Belonging dashboard completed for organizational internal reporting
●Leverage our annual Employment Engagement Survey with five Diversity, Inclusion, and Belonging questions to better understand and measure engagement
●Learning and Development portal launched for employee development with diversity, inclusion, and belonging course content

Support for Underrepresented Groups
●Launch of two Employee Resource Groups: Early Career Hires and Women; two additional Employee Resource Groups scheduled to launch in fiscal 2021: African American/African and Hispanic/Latino/Latina
●Partnership with regional resource groups in support of legislation and education to improve the lives of underrepresented minorities
●The establishment of an annual scholarship program focused on fourteen colleges, including several historically black colleges and universities, that is focused on underrepresented and minority students in need
●Global intern program to ensure diversity of ideas and to build a talent pipeline for the future

Gender and Racial Equality
●Implementation of processes to ensure gender and racial pay equality
●Global distribution of an online tool to help detect gender bias in job descriptions
●Unconscious Bias Training for all managers which is focused on attraction, development, and retention

Events
●Employee exposure and participation in internal and external events: Lumentum Women’s Empowerment Summit, Watermark Conference and Silicon Valley Leadership Group Celebration of Women Centennial Event

17

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Seven (7) directors have been nominated by our board of directors for election at the Annual Meeting, each to serve a one-year term until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently members of the board of directors. Ms. Wong is standing for election by stockholders for the first time and was recommended for nomination by the Governance Committee and the board of directors. All of the director nominees are independent under the listing standards of the NASDAQ Stock Market except for Mr. Lowe.

We have no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Director Nominees

The Governance Committee selects nominees from a broad base of potential candidates and seeks qualified candidates with diverse backgrounds and experience, who possess the highest ethical and professional character and will exercise sound business judgment. The Governance Committee seeks people who are accomplished in their respective fields and have superior credentials. A candidate must have an employment and professional record which demonstrates, in the Governance Committee’s judgement, that the candidate has sufficient and relevant experience and background, taking into account positions held, and industries, markets and geographical locations served.

Our Governance Committee and our board of directors have evaluated each of the director nominees. Based on this evaluation, the Governance Committee and the board of directors have concluded that it is in the best interest of Lumentum and its stockholders for each of the proposed director nominees listed below to continue to serve as a director of Lumentum. The nominee’s individual biographies below contain information about their experience, qualifications and skills that led our board of directors to nominate them.

Harold L. Covert, 73	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Audit (Chair)
QUALIFICATIONS
●Significant experience and service in leadership roles in finance and accounting
●In-depth financial knowledge obtained through service as chief financial officer of several publicly traded technology companies
●Valuable insight and experience from serving on the board of public companies

EXPERIENCE:

Mr. Covert is currently the chief financial officer of Imagine Communications, an enterprise software company, a position he has held since August 2019. Mr. Covert was previously the chief financial officer of Harmonic Inc., a provider of video delivery infrastructure solutions, until he resigned in June 2017. From 2014 to 2015, Mr. Covert was an independent business consultant, and from 2011 to 2014, he served as executive vice president and chief financial officer of Lumos Networks Corporation, a fiber-based service provider. From 2010 to 2011, Mr. Covert was an independent business consultant. From 2007 to 2010, Mr. Covert was president, chief financial officer and chief operating officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Within the past five years he was also a member of the board of directors of Harmonic Inc. from July 2007 to October 2015. Mr. Covert holds a Bachelor of Science degree in Business Administration from Lake Erie College and a Masters degree in Business Administration from Cleveland State University and is also a Certified Public Accountant and Chartered Global Management Accountant.

18	2020 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Penelope A. Herscher, 60	DIRECTOR SINCE: August 2015
BOARD CHAIR COMMITTEE MEMBERSHIP: Governance (Chair)
QUALIFICATIONS
●Experience as chief executive officer of several technology companies
●Extensive marketing and technical background
●Valuable insight and experience from serving on the board and committees of public companies

EXPERIENCE:

Penelope Herscher serves as a member of the board of directors of Verint Systems Inc., a software analytics company, PROS Holdings Inc., a SaaS company, and Faurecia SA, an automotive parts manufacturer, and on the board of Delphix Corp., a data analytics company, and Modern Health, a health benefits company, both private companies. Ms. Herscher previously served as a member of the board of directors of Rambus, Inc. from 2006 to 2018 and of Viavi from 2008 until the completion of the Separation. From 2004 to 2015, Ms. Herscher held the position of president and chief executive officer at FirstRain, an enterprise software company, and from 2002 to 2003, she held the position of executive vice president and chief marketing officer of Cadence Design Systems, Inc. an electronic design automation software company. From 1996 to 2002, Ms. Herscher was president and chief executive officer of Simplex Solutions, taking the company public in 2001 and prior to its acquisition by Cadence in 2002. Ms. Herscher holds a BA Hons, MA in Mathematics from Cambridge University in England.

Julia S. Johnson, 54	DIRECTOR SINCE: November 2017
COMMITTEE MEMBERSHIP: Audit; Governance
QUALIFICATIONS
●Strong leadership and business experience in operations, product development and technology
●Significant international experience in consumer products for the technology industry
●Strong technical background
●Selected as one of “Crain’s 2020 Notable Women of STEM”

EXPERIENCE:

With 30 years of product management, product development, operations, and technology experience, Ms. Johnson is currently leading product management for Zebra Technologies Mobile Computing, a global leader in enterprise-level data capture and automatic identification solutions providing businesses with operational visibility, a position she has held since August 2019. Previously, Ms. Johnson was senior vice president of product management & marketing at Verifone, a global provider of technology that enables electronic payment transactions, a position she has held from March 2017 to October 2018. Prior to Verifone, Ms. Johnson was corporate vice president of product management at Lenovo, a Chinese multinational technology company selling personal computers, tablet computers, smartphones, and other hardware, from 2014 to 2016. Before Lenovo, Ms. Johnson was corporate vice president of product management at Google from 2012 to 2014, and prior to Google was vice president of product management at Motorola, a global telecommunications company. She also serves on the board of Superconductor Technologies, Inc., a developer of superconducting materials and manufacturing processes. Ms. Johnson earned an M.S. in Business Management at M.I.T.’s Sloan School, an M.S. in Materials Science and Engineering from M.I.T., and an A.B. in Math/Physics from Albion College.

Brian J. Lillie, 56	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Compensation (Chair)*; Governance *Mr. Lillie became the Chair of the Compensation Committee in August 2020	QUALIFICATIONS ●Extensive executive-level experience in the technology industry and specifically in the data center markets ●Strong technical background

EXPERIENCE:

Mr. Lillie served as the chief product officer for Equinix, Inc., a global provider of data center and internet exchange services, from October 2017 to April 2019, driving the products and services strategy and development of next-generation products for the company. Prior to that from August 2016 to October 2017, Mr. Lillie served as chief customer officer and executive vice president of global technology services, responsible for the vision and execution for customer experience globally at Equinix, while also responsible for all technology and engineering services for the company. He also served as global chief information officer for Equinix from August 2008 to August 2016. Previous to Equinix, Mr. Lillie held several executive-level roles at Verisign, a provider of intelligent infrastructure services, including vice president of global sales operations and vice president of information systems. Mr. Lillie is a member of the board of directors of Talend, S.A., a position he has held since May 2018. Mr. Lillie holds a Master of Science degree in Management from Stanford University’s Graduate School of Business, a Master of Science degree in Telecommunications Management from Golden Gate University, and a Bachelor of Science degree in Mathematics from Montana State University.

19

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Alan S. Lowe, 58	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: None	QUALIFICATIONS ●Extensive business, management, and leadership skills from his roles at Viavi, Asyst Technologies and Read-Rite ●Broad and deep experience with Lumentum and its businesses

EXPERIENCE:

Mr. Lowe has served as Lumentum’s president and chief executive officer since July 2015. Prior to joining Lumentum, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as senior vice president of the Lasers business and became executive vice president and president of Viavi’s communications and commercial optical products business in October 2008. Prior to joining Viavi, Mr. Lowe was senior vice president, customer solutions group at Asyst Technologies, Inc., a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Mr. Lowe served in roles of increasing responsibility at Read-Rite, including president and chief operating officer, and senior vice president of customer business units. Mr. Lowe holds Bachelor of Arts degrees in computer science and business economics from the University of California, Santa Barbara and completed the Stanford Executive Program in 1994.

Ian S. Small, 56	DIRECTOR SINCE: December 2018
COMMITTEE MEMBERSHIP: Compensation
QUALIFICATIONS
●Experience as chief executive officer of several technology companies
●Extensive business and executive-level experience in the technology industry and specifically in telecommunications

EXPERIENCE:

Ian Small is the chief executive officer of Evernote Corporation, a mobile and desktop personal productivity application provider, a position he has held since October 2018. Mr. Small served on the board of directors of Oclaro, Inc. from September 2017 until the acquisition by Lumentum in December 2018, and from April 2014 until July 2018, he was chairman of the board of TokBox, Inc., a platform-as-a-service provider of embedded video communications. From 2013 to 2016, he held a variety of positions at Telefonica S.A., a global broadband and telecommunications provider, most recently as its chief data officer. From 2009 to 2014, he served as the chief executive officer of TokBox, which was acquired by Telefonica in 2012. Mr. Small earned a Master’s degree in Computer Science and a Bachelor’s of Science degree in Engineering Science from the University of Toronto.

Janet S. Wong, 62	DIRECTOR SINCE: September 2020
COMMITTEE MEMBERSHIP: None
QUALIFICATIONS
●Extensive experience working with clients in the consumer markets, manufacturing, services and technology sectors
●Strong business and leadership experience with more than 30 years of public accounting experience
●Valuable insight and experience from serving on the board and committees of public companies

EXPERIENCE:

Since May 2015, Janet Wong has served on the Board of Directors of Enviva Partners, a global manufacturer of a sustainable bioenergy product, where she is also Chair of the Audit Committee. In April 2020, she was elected to the Board of Directors of Allegiance Bancshares, a financial services company where she is member of the Audit and Governance Committees. From May 2016 to May 2020 she served as an Advisory Board Member for Big Controls, an emerging cloud-based software company. She is a licensed Certified Public Accountant with more than 30 years of public accounting experience. Ms. Wong served as a Partner at Grant Thornton where she was the Central Region Corporate and Partnership Services Lead Partner. She is a retired partner with KPMG, an international professional services firm, where she served as a National Industry Practical Lead Partner. Ms. Wong holds a Master of Professional Accountancy from Louisiana Tech University and a Master of Taxation from Golden Gate University.

20	2020 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Non-Continuing Director

Samuel F. Thomas, 68	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Audit and Compensation* *Mr. Thomas was Chair of the Compensation Committee from August 2019 until August 2020
QUALIFICATIONS
●Strong leadership and business experience in manufacturing, sales and marketing and operations
●Significant international experience gained over a 39-year career with several companies.

EXPERIENCE:

Mr. Thomas was previously the executive chairman, and prior to that, the chief executive officer and president, of Chart Industries, Inc., an engineered cryogenic equipment manufacturer serving the natural gas and industrial gas industries, until he retired in May 2018. From 1998 to 2003, Mr. Thomas was executive vice president of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. Mr. Thomas holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

Vote Required

Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the numbers of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that nominee. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast for or against such director’s election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

Director Compensation

The compensation program for our non-employee directors (“Outside Directors”) is designed to attract and retain high quality directors and to align director interests with those of our stockholders. The compensation program was last amended in February 2019 upon recommendation by the Compensation Committee and approval by the board of directors, with input from Semler Brossy regarding competitive practices. The compensation of our Outside Directors is reviewed regularly by the board of directors upon recommendation from the Compensation Committee, which review includes a market assessment and an analysis by Semler Brossy. As part of this analysis, Semler Brossy reviews non-employee director compensation trends and data from similarly situated companies. Our Outside Directors receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) and cash, as described below:

Equity Awards

Initial Award. On the date of the first meeting of our board of directors or Compensation Committee occurring on or after the date on which the individual first became an Outside Director, such Outside Director is granted an initial award of restricted stock units (“RSUs”) with a value equal to $200,000 (the “Initial RSU Award”). The Initial RSU Award vests in three annual installments from the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she does not receive an Initial RSU Award.

Annual Awards. On the date of each annual meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months is granted an award of RSUs with a value equal to $220,000 (the “Annual RSU Award”). The Annual RSU Award vests upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date.

The number of shares subject to equity awards is calculated by dividing the value by the average of the volume weighted average trading price of the month preceding the grant date.

21

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Under the terms of the 2015 Plan, no Outside Director may be granted one or more equity awards within any fiscal year which exceeds, in the aggregate, that number of shares equal to the quotient of $500,000 divided by the closing price on the last trading day immediately preceding the date on which the applicable equity award is granted to the Outside Director.

Retirement Provisions for Equity Awards. Upon retirement of an Outside Director, all unvested RSUs automatically vest in full. The treatment of unvested RSUs held by an Outside Director upon a change in control is determined by the terms of the 2015 Plan.

Cash Compensation

Annual Fee. Each Outside Director receives an annual cash retainer of $85,000 for serving on our board of directors (the “Annual Fee”), paid quarterly. In addition to the Annual Fee, the non-employee board chair receives an additional cash retainer of $60,000.

Committee Service. The chairpersons of the three standing committees of our board of directors receive the following annual cash retainers, paid quarterly:

Board Committee	Chairperson Fee ($)
Audit Committee	30,000
Compensation Committee	20,000
Governance Committee	15,000

Outside Director Compensation for Fiscal 2020

The following table provides information regarding the total compensation that was granted to each of our Outside Directors in fiscal 2020. Directors who are also our employees receive no additional compensation for their service as directors. Ms. Wong was appointed as a director in the first quarter of fiscal 2021. See “Executive Compensation” for additional information about Mr. Lowe’s compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Penelope A. Herscher(2)	146,250	276,311	422,561
Harold L. Covert(3)	115,000	276,311	391,311
Samuel F. Thomas(4)	100,000	276,311	376,311
Brian J. Lillie(5)	85,000	276,311	361,311
Julia S. Johnson(6)	85,000	276,311	361,311
Ian S. Small(7)	85,000	276,311	361,311
(1)	The amounts shown in this column are the grant date fair value in the period presented as determined in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used to calculate these amounts are set forth under “Note 17. Equity” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2020.
(2)	Ms. Herscher held 4,064 RSUs as of June 27, 2020.
(3)	Mr. Covert held 4,064 RSUs as of June 27, 2020.
(4)	Mr. Thomas held 4,064 RSUs as of June 27, 2020.
(5)	Mr. Lillie held 4,064 RSUs as of June 27, 2020.
(6)	Ms. Johnson held 5,203 RSUs as of June 27, 2020.
(7)	Mr. Small held 6,971 RSUs as of June 27, 2020

22	2020 Proxy Statement

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules, we are seeking the approval of the Company’s stockholders, on a non-binding, advisory basis, of the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

Our executive compensation program is designed to attract, retain and motivate employees and to serve the long-term interests of our stockholders. Our executive compensation program promotes performance-based compensation and has evolved to align compensation with recognized best practices and to address market realities.

The items below contain a few highlights from our compensation program:

●	A significant portion of our named executive officers’ compensation is payable based on our financial and/ or share price performance. In fiscal 2020, performance-based cash compensation and target equity compensation represented 92% of our chief executive officer’s total target direct compensation (and 86% on average for the other NEOs).
●	Executive pay levels and practices are regularly reviewed against external market best practices. Our Compensation Committee regularly reviews pay levels and practices to ensure that approach is consistent with industry best practices.
●	Our executive compensation policies are designed to promote sound compensation practices and corporate governance. The structure of our executive pay program continues to evolve based on our strategy and feedback from our shareholders, as described more fully under “Compensation Discussion and Analysis; 2020 Say on Pay and Shareholder Outreach”

The Compensation Discussion and Analysis section of this Proxy Statement contains a detailed discussion of our compensation philosophy and the alignment of our NEOs compensation to our performance. We are asking our stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to our NEOs, as described in the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement. We currently hold our advisory vote to approve the compensation paid to our NEOs on an annual basis, and our next such vote will be at our 2021 Annual Meeting.

The board of directors recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement for the 2020 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures.”

Vote Required

The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

This “say on pay” vote is advisory and therefore not binding on the Company, the board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

23

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended June 27, 2020 was Deloitte & Touche LLP (“Deloitte”). Our Audit Committee has re-appointed Deloitte to audit our consolidated financial statements for our fiscal year ending July 3, 2021, and we are asking our stockholders to ratify this appointment. Although ratification by stockholders is not required by law, our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our independent registered public accounting firm. Representatives of Deloitte are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by Deloitte, our independent registered public accounting firm, for the fiscal years ended June 27, 2020 and June 29, 2019.

	Fiscal 2020	Fiscal 2019
	(in thousands)	(in thousands)
Audit Fees(1)	$4,030	$4,383
Audit-Related Fees	$—	$—
Tax Fees(2)	$105	$580
All Other Fees	$14	$8
Total	$4,150	$4,971

(1)	Audit Fees include fees related to professional services rendered in connection with the audit of Lumentum’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in Lumentum’s Quarterly Reports on Form 10-Q, and for audit services provided in connection with other statutory and regulatory filings.
(2)	Tax Fees include fees for professional services rendered in connection with valuation consulting, compliance, and planning services and other tax consulting.

Auditor Independence

In our fiscal year ended June 27, 2020, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

24	2020 Proxy Statement

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for our fiscal year ended June 27, 2020 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

25

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our website at www.lumentum.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements, which are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and Deloitte;
●	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
●	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Harold L. Covert (Chair)
Julia S. Johnson
Samuel F. Thomas

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

26	2020 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers. The position titles refer to each executive officer’s title at Lumentum as of September 21, 2020. Our executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Alan Lowe	58	President and Chief Executive Officer
Wajid Ali	47	Executive Vice President, Chief Financial Officer
Vincent Retort	66	Chief Operations Officer and Executive Vice President
Jason Reinhardt	46	Executive Vice President, Global Sales
Judy Hamel	54	Senior Vice President, General Counsel and Secretary

For Mr. Lowe’s biography, see “Director Nominees.”

Wajid Ali has served as Lumentum’s executive vice president, chief financial officer, since February 2019. Before joining Lumentum, Mr. Ali was the senior vice president and chief financial officer at Synaptics Incorporated, a developer and supplier of semiconductor product solutions, from May 2015 to February 2019. Before Synaptics, Mr. Ali was vice president and controller at Teledyne Technologies Inc., an instrumentation, software and engineered systems company. Prior to Teledyne, he served as chief financial officer at DALSA Corp., a semiconductor company that was acquired by Teledyne in 2011. Mr. Ali also held key financial management positions at Advanced Micro Devices, Inc. and ATI Technologies Inc., overseeing the finance functions for large business groups. Mr. Ali holds Bachelor of Arts and Master of Arts degrees in Economics from York University; a Master of Business Administration degree from the Schulich School of Business, York University; and CPA, CMA designations from the Chartered Professional Accountants of Ontario, Canada.

Vincent Retort has served as Lumentum’s chief operations officer and executive vice president since February 2016, and was previously our senior vice president, research and development from July 2015 through February 2016 and our business unit leader for 3D Sensing from December 2018 through April 2020. Prior to joining Lumentum, Mr. Retort was employed by Viavi. Mr. Retort joined Viavi in 2008 as vice president of research & development, communication and commercial optical products (“CCOP”), and became senior vice president of research & development of CCOP in 2011. From 2004 to 2008, Mr. Retort was vice president of product engineering, reliability and quality at NeoPhotonics Corporation, a designer and manufacturer of photonic integrated circuit based modules and subsystems. From 2002 to 2004, Mr. Retort served as senior director of development engineering, magnetic recording performance at Seagate Technologies PLC, an international manufacturer and distributor of computer disk drives. From 2000 to 2002, Mr. Retort served as vice president of product engineering at Lightwave Microsystems Corporation, a communications equipment company. Mr. Retort holds a Masters of Science degree in Biological Sciences from Stanford University and a Bachelor of Arts degree in Biology from West Virginia University.

Jason Reinhardt has served as Lumentum’s executive vice president, global sales since February 2016, and was previously our senior vice president of sales from July 2015 through February 2016. Prior to joining Lumentum, Mr. Reinhardt was employed by Viavi. Mr. Reinhardt joined Viavi in May 2008 as director of sales for North America. He was subsequently promoted to senior director of North America sales, vice president and senior vice president of global sales, holding that position from August 2010 until January 2014, after which he focused on charitable humanitarian work while holding a part-time business development position. Mr. Reinhardt returned to a full-time role in June 2015, serving again as Viavi’s senior vice president of global sales. Before joining Viavi, Mr. Reinhardt served as deputy country director of HOPE Worldwide Afghanistan, senior director of North America sales at Avanex Corporation, and account manager and production engineer at Corning Incorporated. In February 2018, Mr. Reinhardt joined the board of HOPE Worldwide Afghanistan. Prior to these roles he served as an officer in the United States Air Force. Mr. Reinhardt holds a Bachelor of Science degree in Electrical Engineering from Montana State University, a Master of Business Administration degree from Babson College’s Franklin W. Olin Graduate School of Business, and a Masters of Education – Early Childhood Development from Northern Arizona University.

Judy Hamel has served as Lumentum’s senior vice president, general counsel and secretary since May 2018 and prior to that as vice president, general counsel and secretary from July 2015 to May 2018. Prior to joining Lumentum, Ms. Hamel was employed by Viavi. Ms. Hamel joined Viavi in August 2012 as senior corporate counsel. Prior to joining Viavi, from September 2006 to August 2012, Ms. Hamel served as vice president legal affairs at Cortina Systems, Inc., a global communications supplier of port connectivity solutions to the networking and telecommunications sector. Previously, Ms. Hamel worked as a corporate associate at Silicon Valley law firms Cooley Godward LLP and Wilson Sonsini Goodrich and Rosati PC. Ms. Hamel holds a Juris Doctor degree from Santa Clara University School of Law, a Masters degree in Business Administration from San Jose State University and a Bachelor of Science degree in Economics and Finance from Southern New Hampshire University.

27

COMPENSATION DISCUSSION AND ANALYSIS

This discussion of our executive compensation program is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following executive officers for fiscal 2020:

●	Alan Lowe, our President and Chief Executive Officer
●	Wajid Ali, our Chief Financial Officer and Executive Vice President
●	Vincent Retort, our Chief Operations Officer and Executive Vice President
●	Jason Reinhardt, our Executive Vice President, Global Sales
●	Judy Hamel, our Senior Vice President, General Counsel and Secretary

Fiscal 2020 Business Performance

Highlights of our fiscal 2020 financial performance in several of our key business metrics, along with comparable measures during fiscals 2016 through 2019 are set forth in this section:

Net Revenue ($MMs) Performance	Total Shareholder Returns Performance

Gross Margin Performance	Operating Margin Performance

28	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

	Fiscal Year 2020 ($ in millions)	Fiscal Year 2019 ($ in millions)	Fiscal Year 2018 ($ in millions)	Change 2018-2020
Net Revenue	$1,678.6	$1,565.3	$1,247.7	34.5%
Gross Margin	38.7%	27.2%	34.6%	4.1%
Adjusted Gross Margin	46.5%	39.5%	38.9%	7.6%
Operating Margin	12.2%	-1.4%	11.2%	1.0%
Adjusted Operating Margin	26.6%	20.5%	19.7%	6.9%

Adjusted Gross Margin and Adjusted Operating Margin are non-GAAP measures that Lumentum discloses to provide additional information about the operating results of the Company. Please see Appendix A for a reconciliation of Adjusted Gross Margin and Adjusted Operating Margin to their nearest GAAP equivalents.

Executive Compensation Highlights

●	Our decisions are informed by the feedback from shareholders. In fiscal 2020, we conducted extensive shareholder outreach to hear direct feedback on our programs. We plan to continue to engage with shareholders going forward.
●	We placed a greater emphasis on long-term performance. We modified our PSUs in fiscal 2020 to include a 3-year earnings performance vesting condition. The change underscores our commitment to long-term performance and aligns with shareholder feedback we have received. We will continue to include a 3-year earnings performance vesting condition in the fiscal 2021 PSU design.
●	The changes approved for fiscal 2021 PSUs will continue to drive focus on long-term success. In August of fiscal 2021, our Compensation Committee removed revenue from the PSU program, responding to shareholder feedback that revenue was over-weighted in both the annual and long-term plans. As the Compensation Committee removed revenue from the PSUs, the revenue component in our cash incentive plan was increased from 20% to 30% to rebalance the Company’s focus on revenue.
●	The fiscal 2021 PSU program focuses on three key objectives which we believe will set the Company up for future long-term success. These objectives have strategic and financial measures and include key sustainability goals.
●	Maximize company long-term value
●	Drive Diversity, Inclusion and Belonging across the Company
●	Be indispensable to our customers.
●	A significant portion of compensation is subject to our financial and/ or share price performance. Our Chief Executive Officer received 92% of total target direct compensation through either incentive cash or equity, and the other NEOs received 86% on average.
●	Pay levels and practices are regularly reviewed against external market best practices. Our Compensation Committee regularly reviews pay levels and practices to ensure that approach is consistent with industry best practices.
●	We maintain policies to promote sound compensation practices and corporate governance. This Compensation Discussion and Analysis section contains a detailed discussion of our compensation philosophy and the alignment of our NEOs compensation to our performance.

2020 Say on Pay Vote and Shareholder Outreach

In fiscal 2020, our proposal to approve our executive compensation program received majority support from our stockholders with approximately 76.3% voting in favor. This represented a notable decrease in past votes that have historically remained above 90% support.

This outcome led us to conduct a robust shareholder outreach process with our key shareholders to understand their concerns and engage deeply around their preferences for compensation design. We reached out to shareholders representing approximately 62% of our outstanding stock. We engaged and received feedback from shareholders representing approximately 30% of our outstanding stock. A number of our shareholders declined invitation for engagement stating they had no concerns with our compensation program. It was an enriching process, and we made several meaningful changes to our program for 2021 in direct response to shareholder feedback. We have outlined below the key areas of feedback we heard and the corresponding actions we took. We remain committed to listening to our shareholders and implementing changes that will help support the company’s long-term, sustainable performance.

29

COMPENSATION DISCUSSION AND ANALYSIS

KEY SHAREHOLDER COMMENTARY	PROGRAM ELEMENT RESPONDING TO THE COMMENTARY
●Concern over the lack of a 3-yr performance cycle in our PSUs.	●Shifted PSU metric weighting to include 1/3 weighting on 3-yr EPS performance
●Concern that revenue is present in both the annual and long-term incentive programs
●Go-forward fiscal 2021 PSUs eliminate the revenue measure entirely
●Fiscal 2021 PSUs include 2/3 weighting on a set of strategic and financial objectives as defined above under Executive Compensation Highlights
●The weighting of the revenue component of our CIP was increased to 30% from 20% in fiscal 2021.

●Interest in seeing more rationale around our program design in our proxy statement
●Revamped our Proxy Statement to include more transparent detail around how we think about pay, shareholder engagement, and the rationale behind our program.
●We welcome continued feedback on how we communicate with shareholders.

●Interest to understand more about our human capital management policies and our sustainability and social responsibility policies and efforts
●Included more detail in our Proxy Statement about our human capital management policies
●Added metrics to our fiscal 2021 PSUs related to diversity, inclusion and belonging, as well as environmental, social and governance issues
●We are expecting to publish our first sustainability and community report in 2021.

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

●	Total compensation should attract, motivate and retain the talent necessary to achieve our business objectives in order to increase long-term value and drive stockholder returns.
●	Superior executive talent should be motivated and retained through a strong pay for performance compensation system that provides the opportunity to earn above-average compensation in return for achieving business and financial success.
●	Our compensation practices should continue to evolve to align compensation with recognized best practices and to address current market realities.

To further these objectives, we seek to adhere to best practices for compensation and corporate governance purposes. These provisions protect our stockholders’ interests, as follows:

What We Do	What We Don’t Do
●Pay for Performance: 92% of our CEO’s and 86% of our other NEOs’ fiscal 2020 total target direct compensation was subject to Lumentum’s financial or market performance
●Emphasize Long-Term Company Performance: On average,
●Approximately 37% of each NEO’s total target direct compensation in fiscal 2020 was in the form of PSUs; and 62% vests over three years, and, in the case of PSUs, only to the extent of achievement of the applicable performance condition
●Of the RSUs and PSUs granted to our NEOs in fiscal 2020, approximately 12% vests at the end of three years, and, in the case of PSUs, only to the extent of achievement of the applicable performance condition
●Maintain Stock Ownership Guidelines: 5x salary for our CEO and 2x for other NEOs
●Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●Require “Double-Trigger” for equity acceleration in connection with a change in control
●Maintain an independent compensation committee
●Engage an independent compensation advisor
●Conduct an annual risk review of our compensation programs
●No excessive perquisites awarded to our executive officers ●No tax gross-ups upon a change in control ●No hedging or pledging of Lumentum securities by employees or directors

30	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Fiscal 2020 Compensation Program

Our fiscal 2020 compensation program for our NEOs primarily consisted of salary, annual cash incentive, and equity awards according to the following structure:

*	Includes strategic modifier with potential adjustment of as much as +/- 20% for each half

Compensation Decision Processes

The Compensation Committee administers and determines the parameters of the executive compensation program. In carrying out its functions, the Compensation Committee seeks input from Semler Brossy, the independent compensation advisor to the Compensation Committee, as well as our management. In addition, we value the positive endorsement by our stockholders of our pay practices.

Semler Brossy provides advice relating to our compensation peer group selection as well as provides support and specific analysis with regard to compensation data and formulation of recommendations for executive compensation. Semler Brossy reports directly to our Compensation Committee and is independent from our management.

Our CEO and Senior Vice President of Human Resources present to the Compensation Committee performance reviews and compensation recommendations for our NEOs (other than our CEO). Our management team references the materials that Semler Brossy prepares for the Compensation Committee in developing NEO compensation recommendations for the Compensation Committee’s consideration.

The Compensation Committee approves all compensation for our NEOs (other than our CEO). The Compensation Committee reviews and recommends to the board of directors our CEO’s compensation, which is reviewed and approved by the board of directors.

No member of the management team is present for the discussion or approval of his or her own compensation.

31

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group

The Compensation Committee, with input from Semler Brossy, reviews the compensation practices at similarly situated companies that comprise our fiscal 2020 peer group. The characteristics and details around the fiscal 2020 peer group are listed below. Note that Finisar Corporation and Cypress Semiconductor Corp. were acquired and subsequently removed from the peer group for fiscal 2021, but were used during analysis that informed the fiscal 2020 pay practices.

Characteristics of Peer Group
Characteristics: Companies similar in revenue, size, and business operations to Lumentum

Primary Uses
We reference peer group compensation practices when assessing and approving executive compensation in the following areas:

●Performance and pay relationship
●Executive compensation levels
●Annual and long-term incentive plan design
●Independent director compensation
●Equity plan and share usage
●Change in control and severance
●Benefits and perquisites

Peer Group Companies
Qorvo, Inc.
Ciena Corporation
Xilinx, Inc.
Maxim Integrated Products
Cypress Semiconductor Corp.
F5 Networks, Inc.
MKS Instruments, Inc.
Coherent, Inc.
FLIR Systems, Inc.
Viasat, Inc.
IPG Photonics Corporation
Cree, Inc.
NETGEAR, Inc.
Finisar Corporation
OSI Systems, Inc.

Peer Group Financial Positioning

Lumentum and Peer Financial Positioning

Chart above reflects revenue and market cap on a pro forma basis. Note that Cypress Semiconductor Corp. and Finisar Corporation are excluded from the chart above as both were acquired prior to the end of fiscal 2020.

In addition to the peer group, the Compensation Committee also reviews market data from the US Radford Survey for companies with comparable revenue size to assess the competitiveness of our executive compensation programs.

While the Compensation Committee’s review of competitive market data of the peer group companies and the survey data informs its decisions, the Compensation Committee also applies judgment in determining the pay levels of NEOs. Additional factors the Compensation Committee considers when making its compensation decisions include input from our management team, Company performance, individual performance and experience, each NEO’s role and/or retention and incentive objectives. We do not benchmark to specific market levels, and instead reference the market data for purposes of aligning realized pay and ongoing opportunity with absolute and relative performance.

Fiscal 2020 Base Salary
Base Salary Objective/Purpose: To attract and retain highly-qualified executive talent

Base salary represents the fixed portion of our NEOs’ compensation and is intended to attract and retain highly talented individuals. In determining base compensation levels, our Compensation Committee analyzes base salary information for similar positions and titles at companies in our compensation peer group and the survey data, and also considers the input from our management team as described above. In fiscal 2020, the Compensation Committee, after taking into account Company performance and the individual NEO’s performance, increased the base salaries of certain of our NEOs as shown in the table below. For our fiscal 2021, we have decided to not change the base salaries of our NEOs due to the uncertainty and volatility of the current economic environment.

	Fiscal Year 2020 ($)(1)	Fiscal Year 2019 ($)	% Increase
Alan Lowe	800,000	800,000	0.0
Wajid Ali	500,000	500,000	0.0
Vincent Retort	500,000	485,000	3.1
Jason Reinhardt	443,000	430,000	3.0
Judy Hamel	425,000	400,000	6.3
(1)	Amounts in this column reflect annualized base salaries as of October 15, 2019. Actual salaries paid during these periods are described below under the section titled “Summary Compensation Table.” For fiscal 2019, the base salary increases were effective October 15, 2018. For fiscal 2020, base salary increases were effective October 15, 2019.

32	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive
ANNUAL INCENTIVES Objective/Purpose: To incentivize and reward achievement of near-term financial and business results

We operate an annual cash incentive plan (“CIP”) under our Executive Officer Performance-based Incentive Plan, which plan is intended to reward our NEOs for achieving annual financial goals.

Fiscal 2020

The Compensation Committee approved consolidated revenue and adjusted operating income dollars as the primary performance measures under the CIP for determining cash incentive amounts for our NEOs in fiscal 2020. These measures reflect the Company’s success in maintaining and growing the customer base while maintaining profitability, which the Compensation Committee believes are critical measures for Lumentum on an ongoing basis.

For fiscal 2020, the Compensation Committee determined that an aggregate bonus pool would be created under the CIP if we achieved positive operating income. If we achieved positive operating income for fiscal 2020, then the funding of the CIP would be adjusted based on our achievements as follows: 80% is measured on adjusted operating income dollars and 20% is measured on revenue. The operating income targets were set at the beginning of our fiscal year for each half year with measures based upon our annual operating plan. Revenue is measured on a full year basis. No bonus pool is created if operating income is below zero.

For Mr. Reinhardt, the funding as it relates to his assigned bonus opportunity in fiscal 2020 would be reduced (but not increased) based on our achievement under the same bonus scheme as other participants described above (weighted approximately 50%) and revenue (weighted approximately 50%). We believe a different weighting for Mr. Reinhardt, our top sales executive, was appropriate to provide additional incentives for him to drive growth through sales. Our rationale for having a higher emphasis on operating income (80%) than revenue (20%) is that during fiscal 2020, we were laser-focused on driving continued profitability and succeeding on our synergy goals in the first full year following our acquisition of Oclaro.

We also continued to use a strategic measure to the CIP for fiscal 2020 that acts as a modifier to the CIP payout. The Compensation Committee believed that focusing on specific operational objectives is important to measuring success and that these strategic measures would help drive improvements in operational execution. The Compensation Committee has the discretion to adjust payouts by up to 20% in either direction for achievement of the strategic modifier based on the Compensation Committee’s subjective assessment with management’s input of certain operational measures in our business during fiscal 2020. The modifier impacts adjusted operating income for the first half of the year separately from adjusted operating income for the second half of the year and full year revenue.

Historically, our Compensation Committee has used this modifier conservatively. Since 2016, we applied a decrease of 10% three times (in the first half and second half of fiscal 2017, and in the first half of fiscal 2018), and no positive adjustments were made through fiscal 2019.

Fiscal 2020 CIP Measure Leverage Curves and Structure

If the threshold performance is achieved, the CIP generally will fund with respect to any performance measure based on a linear interpolation between threshold performance (50% funding) and target, and from target to maximum performance (200% funding), with the exception of the flat range around target to help provide some flexibility as shown below.

Ist Half Fiscal 2020 Op. Income (% of target)	2nd Half Fiscal 2020 Op. Income (% of target)	Fiscal 2020 Revenue (% of target)	Payout
130% or more	130% or more	115% or more	200%
97.5 - 102.5%	97.5 - 102.5%	100%	100%
60%	60%	80%	50%
Less than 60%	Less than 60%	Less than 80%	0%

33

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2020 Annual Cash Incentive Plan Target Bonus Opportunities

In approving each NEO’s fiscal 2020 target bonus opportunities under the CIP, the Compensation Committee considered each NEO’s role at Lumentum and competitive market data from the compensation peer group and survey data.

	Fiscal 2020 CIP Target
	% of Salary (%)	Target ($)
Alan Lowe	100	800,000
Wajid Ali	80	400,000
Vincent Retort	80	400,000
Jason Reinhardt(1)	80	354,400
Judy Hamel	70	297,500
(1)	Mr. Reinhardt’s target bonus is based on two components: (i) 50% for achievement of revenue target; and (ii) 50% for achievement of the CIP targets.

Fiscal 2020 Annual Cash Incentive Plan Achievement

Following the end of fiscal 2020, the Compensation Committee reviewed the achievement of the performance measures under the CIP and determined that we achieved positive operating income. The results for the primarily performance measures are as follows:

	Target ($)	Modifier Applied	Performance as % of Target (%)
1st Half Adjusting Operating Income – 40% weight	198-208M	-	183.0
2nd Half Adjusted Operating Income – 40% weight	159-167M	+10%	161.6(1)
Full year Consolidated Revenue – 20% weight	1730M	+10%	93.5(1)
(1)	The Compensation Committee determined that a 10% strategic modifier was warranted to make an upward adjustment to the second half operating income and full year revenue performance for the reasons stated in this paragraph. In fiscal 2020, performance highlights included hitting a stretch strategic quality objective and exceeding the synergy targets that were set at the time of the Oclaro acquisition. The upward adjustment resulted in a payout of 177.8% for the second half operating income performance and 102.9% for full year revenue performance.

Total fiscal 2020 CIP payouts for our NEOs were as follows:

	Fiscal 2020 CIP Target		Fiscal 2020 CIP Payouts
	Target ($)	% of Salary (%)	Payout ($)	% of Target Earned (%)
Alan Lowe	800,000	100	1,319,152	164.9
Wajid Ali	400,000	80	659,576	164.9
Vincent Retort	400,000	80	658,982	164.7
Jason Reinhardt	354,400	80	554,287	156.4
Judy Hamel	297,500	70	489,405	164.5

34	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Incentive Awards

LONG-TERM INCENTIVES Objective/Purpose: To align our executives’ interest with those of our stockholders, drive long-term value, and reinforce longer-term consideration

We use annual equity awards to deliver long-term incentive compensation opportunities to our NEOs and one-time equity awards to address special situations as they may arise from time to time, such as in connection with promotions to provide an additional retention incentive. Our equity incentive awards are intended to align the interests of our NEOs with those of our stockholders. Equity awards are generally subject to vesting restrictions to encourage retention.

Our equity design has evolved over time to balance the realities of our business with shareholder preferences and evolving best governance practices. Immediately following our spinoff from JDSU in 2015, we provided only time-based RSUs to give our employees stability during the transition. To align with shareholder preferences throughout the years, we have made gradual changes to the mix of time-based and performance-based shares to create a stronger performance and long-term orientation to the program.

Our equity awards have evolved consistently over time based on our business needs:

FY16 Mix	FY17 Mix	FY18 Mix	FY19 Mix	FY20 Mix
100% RSUs	100% Restricted Stock	66% RSUs 33% PSUs (1-yr)	50% RSUs 50% PSUs (1-yr)	50% RSUs 50% PSUs (1/3 3-yr; 2/3 1-yr)

In fiscal 2020, 50% of each NEO’s annual equity award was in the form of PSUs, with the remaining 50% of each NEO’s annual equity award in the form of time-based RSUs. The Compensation Committee believes that performance-based equity awards are important to further enhance the link between the interests of our stockholders and our NEOs. The Compensation Committee reviews annually the mix and structure of performance-based and time-based equity awards for our NEOs.

To determine the size of annual equity awards for our NEOs, the Compensation Committee reviews each executive’s role, performance, and current competitive market information from both the compensation peer group and survey data and exercises its judgment to approve equity awards for our NEOs in amounts and on terms that the Compensation Committee deems competitive and that incentivize achievement of the compensation objectives described above. In fiscal 2020, we provided the following equity grants to our NEOs:

	Annual Equity
	Target Value of PSUs ($)	Number of PSUs at Target(1)	Target Value of RSUs ($)	Number of RSUs(1)	Total Value of Equity Awards at Target ($)	Number of Equity Shares Awarded at Target(1)
Alan Lowe	3,750,000	68,169	3,750,000	68,168	7,500,000	136,337
Wajid Ali	1,437,500	26,131	1,437,500	26,131	2,875,000	52,262
Vincent Retort	1,700,000	30,903	1,700,000	30,903	3,400,000	61,806
Jason Reinhardt	950,000	17,269	950,000	17,269	1,900,000	34,538
Judy Hamel	575,000	10,452	575,000	10,452	1,150,000	20,905
(1)	The number of actual shares per grant award was determined using the volume weighted average price for the month of July 2019, which was $55.01.

35

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Equity Award

The fiscal 2020 PSUs granted to our NEOs are eligible to vest as follows:

●	1/3 of the fiscal 2020 PSUs (the “2020 EPS PSUs”) are based on our achievement of earnings per share (“EPS”) over three years (EPS is calculated on a non-GAAP basis using a fixed tax rate and share count to ensure that the outcomes neutralize the impact of outside tax events and the impact of share buybacks, such that buybacks cannot boost the outcomes). Progress towards achievement of the cumulative 3-year targets can also allow amounts to be ‘earned’ but not vested along the way at a target payout amount
●	2/3 of the fiscal 2020 PSUs (the “2020 Revenue PSUs”) are based on our achievements in consolidated GAAP revenue during fiscal 2020 as set forth in the table below, with vesting quarterly over the subsequent two years

3-yr EPS (33%)
●Cumulative EPS is measured over 3 years (fiscal 2020 through fiscal 2022) based on the cumulative 3-year results if achievement is between 50% and 200% of target levels, and the achieved portion of the award vests following the end of the 3-year performance period
●Annual EPS performance at the end of fiscals 2020, 2021 and 2022, respectively and results in achievement of target payout being earned (capped at 100% of target for fiscal 2020 and 2021, and 200% of target for fiscal 2022), but vesting occurs after 3 years and the leverage is based on the cumulative 3-year results
●EPS is calculated on a non-GAAP basis, using a baseline tax rate and share count consistently over the full performance period as defined below.

1-yr Revenue (67%)	●Revenue performance is achieved and paid out between 50%-200% of target at the completion of the 1-year performance period, with vesting taking place over 3 years

The 2020 Revenue PSUs are eligible to vest one third at the end of one year, then quarterly over the following two years, to the extent achieved during the one-year performance period, subject to the holder’s continued service. The performance matrix for the achievement of the 2020 Revenue PSUs is as follows:

Consolidated Revenue	Achievement Percentage*
$1.99B	200%
$1.73B	100%
$1.38B	50%
Less than $1.38B	0%
*	If fiscal 2020 revenue achievement is between the two bands in the left column, then the achievement percentage is determined based on a linear interpolation.

We achieved fiscal 2020 revenue of $1.68B, resulting in an achievement percentage of 93.5% of the 2020 Revenue PSUs.

The 2020 EPS PSUs will vest, to the extent achieved during the applicable performance period, on the third anniversary of the grant date, and generally subject to the holder’s continued service through the vesting date. At the end of fiscal 2020, 2021 and 2022, we will determine achievement of the EPS target for that fiscal year, and at the end of fiscal 2022, we will determine achievement of the EPS target for the cumulative three year measurement period of the 2020 EPS PSUs.

The EPS target for fiscal 2020 was $4.67. We achieved EPS of $6.00, calculated using a constant tax rate and share count approved at the time of grant, resulting in an achievement percentage of above target but capped at 100%.

Time-Based Equity Award

The fiscal 2020 RSUs granted to our NEOs vest over three years. The awards vest 1/3 after one year and quarterly for the next two years thereafter subject to the NEO’s continued service through each vesting date.

Annual equity awards granted to our NEOs during fiscal 2020 are set forth in the table above.

36	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our stock ownership guidelines require all executive officers and directors to maintain a significant equity investment in Lumentum based upon a multiple of his or her base salary or annual cash retainer, respectively.

Title	Ownership Requirement
CEO	5x base salary
All Other Executive Officers	2x base salary
Directors	3x annual cash retainer

Shares owned outright, unvested and vested restricted stock and restricted stock units, and any stock options exercisable within 60 days count toward the ownership requirements. These ownership levels must be attained within five years from the date of initial election or appointment to the board of directors, in the case of non-employee directors, or within five years following appointment as an executive officer. At the time the Compensation Committee reviewed the policy in May 2020, all directors and executive officers were in compliance or on track to achieve compliance with the guidelines.

Hedging and Pledging Policy

In addition to forbidding the trading of securities (of Lumentum or otherwise) on material nonpublic information, our insider trading policy strictly prohibits hedging or pledging of our securities, as well as engaging in any other derivative securities transaction, using our securities as collateral for loans, and holding our securities in margin accounts.

Clawback Policy

The Compensation Committee approved a clawback policy in August 2016 that allows our board of directors the discretion to recover cash incentive plan awards and performance-based equity awards that are earned based on financial results, if those results are restated within three years of being earned as a result of fraudulent or illegal conduct. The policy covers our executive officers.

Federal Income Tax Consequences

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits the deductibility of compensation paid by most publicly held companies to certain of their executive officers to $1,000,000 per year. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code when it believes that such payments are appropriate to attract, retain or motivate executive talent.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis section and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 27, 2020.

The Compensation Committee:

Samuel F. Thomas (Chair)
Brian J. Lillie
Ian S. Small

37

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to each of our NEOs for the fiscal year ended June 27, 2020 and, to the extent required under the SEC executive compensation rules, the fiscal years ended June 29, 2019 and June 30, 2018.

Name and Principal Position	Year	Salary ($)(1)	Stock Award ($)(2)	Bonus	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Alan Lowe	2020	800,000	8,216,342		1,319,152	4,000	10,339,494
President and Chief Executive Officer	2019	784,615	7,739,621		796,704	4,800	9,325,740
	2018	734,615	5,025,696		1,003,875	4,000	6,768,186
Wajid Ali(5)	2020	500,000	3,147,999		659,576	—	4,307,575
Executive Vice President,	2019	182,692	6,201,091	1,000,000	250,000	333	7,634,117
Chief Financial Officer
Vincent Retort	2020	495,073	3,722,884		658,982	4,000	4,880,940
Chief Operations Officer and	2019	478,846	3,380,290		386,401	4,000	4,249,538
Executive Vice President	2018	454,231	2,261,532		497,922	4,000	3,217,685
Jason Reinhardt	2020	438,931	2,080,393		554,287	4,000	3,077,611
Executive Vice President,	2019	430,000	1,915,388		503,889	4,400	2,853,677
Global Sales and Product	2018	423,846	1,172,652		483,147	4,000	2,083,645
Judy Hamel	2020	416,616	1,259,211		489,405	4,000	2,169,232
Senior Vice President, General Counsel	2019	393,846	1,272,938		239,011	4,400	1,910,195
and Secretary	2018	317,692	823,158		236,661	4,000	1,381,511
(1)	Actual salary earned during fiscals 2020, 2019, or 2018, as applicable.
(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under “Note 17: Equity” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown include PSU awards which are calculated based on achievement at target. Assuming the highest level of performance is achieved under the applicable performance measures for 2020 PSUs, the maximum possible value of the PSUs using the fair value of our common stock on the date that such awards were granted for accounting purposes is: for fiscal 2020 PSUs, $8,418,853 (Mr. Lowe), $3,227,172 (Mr. Ali), $3,816,520 (Mr. Retort), $2,132,715 (Mr. Reinhardt), and $1,290,939 (Ms. Hamel); for fiscal 2019 PSUs, $6,978,755 (Mr. Lowe), $3,117,554 (Mr. Retort), $1,766,513 (Mr. Reinhardt), and $935,210 (Ms. Hamel); for fiscal 2018 PSUs, $3,316,976 (Mr.Lowe), $1,492,608 (Mr. Retort), $773,968 (Mr. Reinhardt), and $265,304 (Ms. Hamel). No PSUs were awarded to Mr. Ali in fiscals 2019 or 2018.
(3)	Non-Equity Incentive Plan Compensation for fiscals 2020, 2019, and 2018 was paid pursuant to the Lumentum Cash Incentive Plan. See “Annual Cash Incentive Plan” for an additional discussion.
(4)	All amounts represent 401(k) matching and HSA employer matching contributions by Lumentum.
(5)	Mr. Ali joined the Company in February 2019. The amount in the “Bonus” column represents a one time sign on bonus paid to him pursuant to his offer letter.

38	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2020 Grants of Plan-Based Awards Table

The following table sets forth information with respect to plan-based compensation in fiscal 2020 to each NEO, including cash incentive opportunities under the CIP and equity in the form of RSUs and PSUs. The terms of the CIP opportunities are described in “Compensation Discussion and Analysis – Annual Cash Incentive,” and the material terms of the equity awards are described in “Compensation Discussion and Analysis – Equity Incentive Awards”. See “Compensation Discussion and Analysis” for a description of the material factors necessary to an understanding of the information disclosed below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alan Lowe		N/A	400,000	800,000	1,600,000
		8/22/2019				22,723		90,894	68,168	4,002,825
		8/22/2019				22,724	45,447	90,984		2,668,648
		11/13/2019				11,361	22,722	45,444		1,544,869
Wajid Ali		N/A	200,000	400,000	800,000
		8/22/2019							26,131	1,534,412
		8/22/2019				8,710	17,421	34,842		1,022,961
		11/3/2019				4,355	8,710	17,420		590,625
Vince Retort		N/A	200,000	400,000	800,000
		8/22/2019							30,903	1,814,624
		8/22/2019				10,301	20,602	41,204		1,209,750
		11/13/2019				5,150	10,301	20,602		698,511
Jason Reinhardt(2)	CIP	N/A	88,600	177,200	354,400
	SIP	N/A		177,200
		8/22/2019							17,269	1,014,036
		8/22/2019				5,756	11,513	23,026		676,043
		11/13/2019				2,878	5,756	11,512		390,314
Judy Hamel		N/A	148,750	297,500	595,000
		8/22/2019							10,452	613,741
		8/22/2019				3,484	6,969	13,938		409,220
		11/13/2019				1,742	3,484	6,968		236,250
(1)	Reflects grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 2 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the NEOs.
(2)	Mr. Reinhardt’s non-equity incentive plan award is composed of two components: (i) one component based on achievement of CIP targets and (ii) one component based on achievement of a revenue target under the Sales Incentive Plan, of which there are no minimum or maximum award amounts.

39

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal 2020.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alan Lowe	11/14/2019			22,722	(2)	1,729,826
	8/22/2019			42,492	(3)	3,234,916
	11/9/2018			25,985	(4)	1,978,238
	8/18/2017			4,388	(5)	334,058
	8/22/2019	68,168	5,189,630
	8/28/2018	25,983	1,978,086
	8/18/2017	3,597	273,840
	8/18/2017	1,798	136,882
Wajid Ali	11/13/2019			8,710	(2)	663,092
	8/22/2019			16,288	(3)	1,240,005
	8/22/2019	26,131	1,989,353
	2/15/2019	12,922	983,752
	2/15/2019	58,156	4,427,416
Vince Retort	11/13/2019			10,301	(2)	784,215
	8/22/2019			19,262	(3)	1,466,416
	11/8/2018			11,135	(4)	847,708
	8/18/2017			1,975	(5)	150,357
	8/22/2019	30,903	2,352,645
	8/28/2018	11,135	847,708
	8/18/2017	1,798	136,882
	8/18/2017	629	47,886
Jason Reinhardt	11/13/2019			5,756	(2)	438,204
	8/22/2019			10,764	(3)	819,463
	11/8/2018			6,310	(4)	480,380
	8/18/2017			1,024	(5)	77,957
	8/22/2019	17,269	1,314,689
	8/28/2019	6,310	480,380
	8/18/2017	899	68,441
	8/18/2017	359	27,331
Judy Hamel	11/13/2019			3,484	(2)	265,237
	8/22/2019			6,516	(3)	496,063
	11/8/2018			3,340	(4)	254,274
	8/18/2017			351	(5)	26,722
	8/22/2019	10,452	795,711
	2/6/2019	3,230	245,900
	8/28/2018	3,340	254,274
	5/15/2018	2,208	168,095
	8/18/2017	314	23,905
	8/18/2017	116	8,831
(1)	Amounts reflecting market value of RSUs and PSUs are based on the price of $76.13 per share, which was the closing price of our common stock as reported on NASDAQ on June 27, 2020, the last trading day of our most recent fiscal year. The PSUs are calculated based on achievement at 100% of target.
(2)	PSUs that vest based upon the Company’s performance in fiscals 2020, 2021 and 2022 and cumulative performance for fiscals 2020, 2021 and 2022, in each case relative to EPS targets set by the Compensation Committee. The PSU share amounts and values in the table above are based on achievement at targets. These PSUs vest on the third anniversary of the grant date.

40	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(3)	PSUs that vest based upon the Company’s performance in fiscal 2020 relative to a revenue target set by the Compensation Committee. The PSU share amounts and values in the table above are calculated based on achievement at target. The actual number of shares that vested was based on achievement of performance targets of 93.5% as approved by the Compensation Committee.
(4)	PSUs that vest based upon the Company’s performance in fiscal 2019 relative to a revenue target set by the Compensation Committee. The actual number of shares that vested was 98.86% based on achievement of performance targets of 88.96% plus an increase of 10% for a modifier based on achievement of strategic objectives approved by the Compensation Committee. One-third of the PSUs vest on the first anniversary of the grant date, and the remainder of the units in equal quarterly installments for two years thereafter.
(5)	PSUs that vest based upon the Company’s performance in fiscal 2018 relative to a revenue target set by the Compensation Committee. The PSU share amounts and values in the table above reflect 165.13% of the original number of shares granted based on achievement above performance targets. One-third of the PSUs vest on the first anniversary of the grant date, and the remainder of the units in equal quarterly installments for two years thereafter.
(6)	Time-based RSAs and RSUs that vest 1/3 of the awarded units on the first anniversary of the grant date and the remainder of the units in equal quarterly installments for two years thereafter.

Stock Vested in 2020

The following table sets forth information on vesting of equity awards during fiscal 2020 for each NEO. The table includes: (i) the number of shares received from the vesting of RSUs and PSUs and (ii) the aggregate dollar value realized upon the vesting of such RSUs and PSUs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alan Lowe	123,196	8,022,133
Wajid Ali	61,850	4,976,381
Vincent Retort	53,997	3,518,350
Jason Reinhardt	29,389	1,912,669
Judy Hamel	17,981	1,210,975
(1)	Represents the amounts realized based on the product of the number of shares acquired and the closing price of our Common Stock on NASDAQ on the vesting date.

CEO Pay Ratio

Our CEO pay ratio is calculated in accordance with Item 402(u) of Regulation S-K and provides a reasonable estimate of the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees other than the CEO.

CEO total compensation as reported in Summary Compensation Table:	$10,339,494
Median employee annual total compensation:	$25,904
Ratio of our CEO to median employee:	399 to 1

We used the methodology, assumptions and estimates described below to determine the annual total compensation of the “median employee”:

●	We identified the median employee by reviewing the fiscal 2020 salary (or wages plus overtime and other compensation components, as applicable) and annual cash bonus paid to all employees worldwide as of June 27, 2020.
●	We included employees working on a full-time, part-time, or interim basis, as well as contractual employees (as determined by the legal framework in a particular jurisdiction for contractual status).
●	We annualized the base salary, but not the cash incentive paid for the fiscal year, for any full-time employees who were hired in fiscal 2020 but did not work for us for the entire fiscal year.
●	Cost of living adjustments were not applied.
●	For employees not paid in U.S. dollars, we applied a local currency-to-U.S. dollar exchange rate from Bloomberg on the last business day of the fiscal year.
●	Annual total compensation for the median employee was then calculated using the same methodology we use for calculating CEO pay as outlined in the Summary Compensation Table.

The CEO pay ratio increased from fiscal 2019 to fiscal 2020 mainly due to an increase in the number of international employees, specifically in our manufacturing facilities in China and Thailand where the cost of labor is lower than in the United States.

41

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.

Employment Agreement with Mr. Lowe

Lumentum entered into an employment agreement with Alan Lowe in August 2015. The employment agreement had an initial term of three years and automatically renews for one year terms unless either party provides written notice of non-renewal at least 90 days prior to the end of the term. The employment agreement generally provides Mr. Lowe an annual base salary, an annual target bonus, and equity awards. The agreement makes Mr. Lowe eligible to participate in the employee benefit plans maintained by Lumentum or its subsidiary, Lumentum Operations LLC (the “LLC”), and generally applicable to the senior executives of the Company. The employment agreement also provides Mr. Lowe lump sum cash payments and vesting acceleration of outstanding Lumentum equity awards under certain terminations of his employment. For additional information concerning Mr. Lowe’s change of control benefits, see “Potential Payments Upon a Termination or Change in Control”.

CEO Change in Control Benefits

If Mr. Lowe’s employment is terminated without “cause”, he resigns for “good reason,” (each as defined in his employment agreement) or his employment terminates due to death or disability, during a period between a potential change in control date and ending 18 months following the consummation of a change in control (the “Coverage Period”), Mr. Lowe will receive from the Company (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment of 200% of his base salary for the year in which his employment is terminated plus 200% of his target annual bonus for the year in which his employment was terminated,
(ii)	vesting acceleration of 100% of Mr. Lowe’s outstanding Lumentum equity awards (effective the later of the date of termination or the date of the consummation of the change in control), and
(iii)	a lump sum cash payment of 24 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

If Mr. Lowe’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in his employment agreement), in either case, outside the Coverage Period, he will receive (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment equal to 150% of his base salary for the year in which his employment is terminated,
(ii)	acceleration of Mr. Lowe’s outstanding Lumentum equity awards such that Mr. Lowe will be vested in the number of Lumentum equity awards that Mr. Lowe would have been vested in had Mr. Lowe remained continuously employed for an additional 12 months following the termination date, and
(iii)	a lump sum cash payment equal to 12 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

2015 Change in Control Benefits Plan

In April 2015, the board of directors of Viavi approved the Lumentum 2015 Change in Control Benefits Plan (the “Lumentum CIC Plan”), which was last amended by the Lumentum Compensation Committee in May 2018. Pursuant to the plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments, COBRA reimbursements, and accelerated vesting of options, restricted stock units and other securities under the following circumstances.

42	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In the event an eligible executive’s employment is terminated without “cause” (as defined in the Lumentum CIC Plan) or the eligible executive resigns for “good reason” (as defined in the Lumentum CIC Plan), in either case, occurring outside the date beginning on the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, the eligible executive will be entitled to receive from the Company (subject to the executive signing and not revoking a release of claims that become effective in accordance with the Lumentum CIC Plan):

(i)	accelerated vesting of unvested Lumentum equity awards held at the time of termination as to the number of shares that otherwise would vest over the nine-month period following the termination date,
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to nine months of base salary, and
(iii)	reimbursement of COBRA premiums for the lesser of 9 months or the maximum allowable COBRA period.

In the event of a qualifying termination (as defined below), each of the eligible executives will be entitled to receive:

(i)	accelerated vesting in full of any unvested, time-based equity awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level),
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to two years’ base salary, and
(iii)	reimbursement of COBRA premiums for the lesser of 12 months or the maximum allowable COBRA period.

A qualifying termination under the Lumentum CIC Plan is (i) any involuntary termination without cause or resignation for good reason during the period beginning upon the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, or (ii) any termination due to disability or death occurring within 12 months following a change in control of Lumentum.

A change in control of Lumentum includes the acquisition by any person of more than 50% of the fair market value or voting power of outstanding Lumentum voting stock, a merger of Lumentum unless the Lumentum stockholders retain more than 50% of the voting power of the securities of the surviving entity and the Lumentum directors constitute a majority of the surviving entity’s board of directors, or a sale of substantially all of the assets of Lumentum.

Eligible executives are those employed in the United States or Canada who are (i) the Chief Executive Officer, (ii) an Executive Vice President, (iii) a Senior Vice President, (iv) a Section 16 “Officer” within the meaning of 17 C.F.R. § 240.16a-1(f) or (v) designated in writing by the Chief Executive Officer as being an Eligible Executive, subject to subsequent review and ratification by the Compensation Committee at its discretion.

The Lumentum CIC Plan is administered by the Compensation Committee of our board of directors.

FY20 EPS PSUs

In August 2019, the board of directors approved the FY20 EPS PSUs including terms that upon a termination without cause or resignation for good reason (as defined in the FY20 EPS PSU award agreement), any FY20 EPS PSUs that were earned upon achievement of the targets for a performance period will vest in full on such termination date, provided that if such termination occurred after the end of a performance period but prior to the date that achievement is determined with respect to that performance period, then any FY20 EPS PSUs that would have become earned as of the determination date had the grantee been in continuous service through such date, will become eligible to vest on the date that achievement is determined but not to exceed the target number of PSUs.

In addition, upon termination for death or disability, any PSUs that were earned upon achievement will vest in full on such termination date; provided, however, that if such termination occurs after the end of a performance period, but prior to the date that achievement is determined with respect to that performance period, then guarantee will vest on that determination date as to any PSUs that would otherwise have become earned PSUs as of that determination date had the grantee been in continuous service through such date and all unearned and unvested PSUs with respect to any performance period that has not yet been completed as of the termination date will vest as to 100% of the PSUs corresponding to that performance period.

43

COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments upon a Termination or Change in Control

The following table describes potential payments and benefits that would have been received or receivable by each NEO if employment had been terminated under various circumstances on June 27, 2020, the last day of our most recent fiscal year. For equity awards, we used a price per share of $76.13, the closing stock price on June 26, 2020, the last trading day of our most recent fiscal year.

			Before Change in Control	Within Twelve Months After Change in Control
Name	Benefit	Termination upon Death or Disability(3)	Termination w/o Cause or for Good Reason ($)(1)	Termination w/o Cause or for Good Reason ($)(2)
Alan Lowe	Salary	0	1,200,000	3,200,000
	Securities	1,729,826	9,384,773	15,080,439
	COBRA	0	23,580	47,160
	Total	1,729,826	10,608,353	18,327,599
Wajid Ali	Salary	0	375,000	1,000,000
	Securities	663,092	3,534,894	8,947,813
	COBRA	0	14,088	18,783
	Total	663,092	3,923,982	9,966,596
Vincent Retort	Salary	0	375,000	1,000,000
	Securities	784,215	5,047,114	11,903,230
	COBRA	0	13,993	18,657
	Total	784,215	5,436,107	12,921,887
Jason Reinhardt	Salary	0	332,250	886,000
	Securities	438,204	1,550,667	3,471,731
	COBRA	0	14,352	19,135
	Total	438,204	1,897,269	4,376,866
Judy Hamel	Salary	0	318,750	850,000
	Securities	265,237	954,924	2,396,674
	COBRA	0	10,397	13,862
	Total	265,237	1,284,071	3,260,536
(1)	Mr. Lowe’s benefits in this column represent (a) a cash payment equivalent to 150% of his annual base salary as of the date of termination of employment; (b) accelerated vesting of any unvested restricted stock units held at the time of termination that would have vested over the 12 months following the termination date; and (c) a cash payment equal to 12 times the monthly health insurance continuation premiums. For the NEOs other than Mr. Lowe, the benefits in the column represent (a) a cash payment equivalent to 9 months of their annual base salary as of the date of termination of employment; (b) accelerated vesting of any unvested stock options, restricted stock awards and restricted stock units held at the time of termination that would have vested over the 9 months following the termination date and (c) reimbursement of COBRA premiums for up to 9 months.
(2)	All benefits in this column except for Mr. Lowe’s represent (a) accelerated vesting of any unvested stock options, restricted stock units and restricted stock awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a cash payment equal to two year’s base salary and (c) reimbursement of COBRA premiums for up to one year. Mr. Lowe’s benefits in this column represent (x) a cash payment equivalent to two times his annual base salary as of the date of termination and two times his target cash incentive amount under the CIP; (y) accelerated vesting of unvested restricted stock units which have been granted or issued as of the date of termination of his employment; and (z) a cash payment equal to 24 times the monthly health insurance continuation premiums. Mr. Lowe’s employment agreement and the Lumentum CIC Plan also provides for these benefits if a termination due to death or disability occurs within twelve months following a change in control.
(3)	The benefits in this column are provided for under certain performance-based award agreements as described in the section “FY20 EPS PSUs”.

44	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

The following table sets forth information about shares of Lumentum’s common stock that may be issued under Lumentum’s equity compensation plans, including compensation plans that were not approved by Lumentum’s stockholders, if any. Information in the table is as of June 27, 2020.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,886,477	(2)	0	3,559,430
Equity compensation plans not approved by security holders			0
Total(3)	1,886,477		0	3,559,430
(1)	As of June 27, 2020, there are no options or RSAs outstanding. There is no exercise price for RSUs.
(2)	This number includes shares subject to outstanding RSUs and PSUs.
(3)	This table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies. As of June 27, 2020, the following assumed equity awards were outstanding: 7,494 shares issuable upon exercise of outstanding options and 278,941 shares subject to RSUs. The weighted average exercise price of such outstanding options was $39.68 per share. No additional equity awards may be granted under any assumed arrangement.

45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reports the number of shares of our common stock beneficially owned as of September 17, 2020, by (i) all persons who are known to us to be beneficial owners of five percent or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of September 17, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 75,461,873 shares of our common stock outstanding as of September 17, 2020. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Lumentum Holdings Inc., 1001 Ridder Park Drive, San Jose, California 95131.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned
5% or more Stockholders	Number	Percentage
Wellington Management Group LLP(1)	10,257,618	13.6%
BlackRock Fund Advisors(2)	9,448,036	12.5%
The Vanguard Group, Inc.(3)	7,044,257	9.3%
Directors and Named Executive Officers
Alan S. Lowe(4)	20,936	*
Harold L. Covert(5)	14,064	*
Penelope A. Herscher(6)	42,786	*
Samuel F. Thomas(7)	14,337	*
Brian J. Lillie(8)	13,053	*
Julia S. Johnson(9)	10,500	*
Ian S. Small(10)	8,198	*
Janet S. Wong	—	*
Wajid Ali(11)	13,689	*
Vincent Retort(12)	40,151	*
Jason Reinhardt(13)	43,466	*
Judy Hamel(14)	23,468	*
All directors and executive officers as a group (12 persons)	244,648	*
*	Indicates ownership of less than 1% of our common stock.
(1)	Based solely on a Schedule 13G/A filing made by Wellington Management Group LLP on January 27, 2020, reporting shared voting power of 8,687,829 shares and shared dispositive power over 10,257,618 shares for each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, and shared voting power of 7,878,536 shares and shared dispositive power over 9,021,594 shares for Wellington Management Company LLP. The address for each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(2)	Based solely on a Schedule 13G/A filing made by BlackRock Inc. on February 10, 2020, reporting sole voting power over 9,267,422 shares and sole dispositive power over 9,448,036 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 12, 2020, reporting sole voting power over 75,301 shares, shared voting power over 13,342 shares, sole dispositive power over 6,966,052 shares, and shared dispositive power over 78,205 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 64,863 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 23,780 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Includes 19,564 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(5)	Includes 4,064 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(6)	Includes 4,064 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(7)	Includes 4,064 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(8)	Includes 4,064 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(9)	Includes 5,203 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(10)	Includes 4,064 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(11)	Includes 13,689 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(12)	Includes 8,613 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(13)	Includes 4,848 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.
(14)	Includes 3,207 shares issuable upon the vesting of RSUs within 60 days of September 17, 2020.

46	2020 Proxy Statement

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were, or are to be, a participant, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Relationships and Related Persons Transactions

Jeff von Richter, the brother-in-law of Alan Lowe, our President and Chief Executive Officer, is employed by the Company as a Supply Chain Manager. Mr. Lowe is not involved in decisions regarding Mr. von Richter. Mr. von Richter received total compensation in fiscal 2020 in the amount of approximately $271,000, including salary, bonus, 401(k) matching and equity awards, and he is eligible to participate in employee benefit plans generally available to our employees.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our Audit Committee may approve the transaction and the transaction may be ratified by our Audit Committee in accordance with our formal written policy.

47

OTHER MATTERS

Note About Forward-Looking Statements

Various statements in this Proxy Statement, including estimates, projections, objectives and expected results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are generally identified by the words “believe,” “expect,” “anticipate,” “intend,” “opportunity,” “plan,” “project,” “will,” “should,” “could,” “would,” “likely” and similar expressions and include statements about our strategies, markets, business and opportunities. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties discussed in Item 1A – Risk Factors of the Form 10-K for the fiscal year ended June 27, 2020 included in the Annual Report provided with our proxy materials as well as our other filings with the Securities and Exchange Commission. We undertake no obligation to update, or revise publicly, any forward-looking statements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms filed with the SEC, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended June 27, 2020, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of Form 4s for Mr. Lowe, Mr. Reinhardt, Mr. Retort and Ms. Hamel which were due on August 26, 2019, but were filed on August 30, 2019, and a Form 4 for Mr. Thomas which was due on November 18, 2019 but was filed on November 19, 2019, all due to administrative error.

Fiscal 2020 Annual Report and SEC Filings

Our financial statements for our fiscal year ended June 27, 2020 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our Annual Report are posted on our website at www.lumentum.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Lumentum Holdings Inc., Attention: Investor Relations, 1001 Ridder Park Drive, California 95131.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Jose, California
September 25, 2020

48	2020 Proxy Statement

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Compensation Discussion and Analysis section (“CD&A”) of this Proxy Statement contains non-GAAP financial measures for gross margin and operating margin. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this Proxy Statement should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP gross margin and non-GAAP operating margin exclude (i) stock-based compensation, (ii) inventory write-downs and fixed asset impairment due to cancelled programs, plans to exit certain lines of business and other costs and contingencies unrelated to current and future operations, (iii) acquisition and disposition related costs, (iv) integration related costs, (v) amortization of acquired intangibles, (vi) amortization of fair value adjustments, (vii) restructuring and related charges, (viii) non-cash interest expense, (ix) foreign exchange (gains) losses, net, (x) impairment charges, (xi) transferring product lines to Thailand, (xii) excess and obsolete inventory charges driven by the decline in demand from Huawei, (xiii) certain expenses related to the COVID-19 outbreak, and (xiv) non-cash income tax provision impacts. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the table below.

	Fiscal 2020	Fiscal 2019	Fiscal 2018
Gross Margin on GAAP basis	38.7%	27.2%	34.6%
Stock-based compensation	1.0%	1.0%	1.0%
Other charges	3.2%	4.9%	3.0%
Amortization of acquired intangibles	3.3%	3.0%	0.3%
Restructuring and related charges	0.3%	3.5%	0.0%
Adjusted Gross Margin	46.5%	39.5%	38.9%
Income (loss) from operations on GAAP basis	12.2%	-1.4%	11.2%
Stock-based compensation	4.3%	4.5%	3.8%
Acquisition related costs	0.0%	1.0%	0.4%
Other charges	4.3%	5.4%	3.6%
Impairment charges	0.3%	2.0%	0%
Amortization of fair value adjustments	0.3%	3.5%	0%
Amortization of acquired intangibles	4.7%	3.5%	0.3%
Restructuring and related charges	0.5%	2.0%	0.6%
Income (loss) from operations on non-GAAP basis	26.6%	20.5%	19.7%

49

LUMENTUM HOLDINGS INC.
1001 RIDDER PARK DR.
SAN JOSE, CA 95131

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LITE2020

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D23919-P43976	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LUMENTUM HOLDINGS INC.
The Board of Directors recommends you vote FOR each of the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Penelope A. Herscher	☐	☐	☐
	1b.	Harold L. Covert	☐	☐	☐
	1c.	Julia S. Johnson	☐	☐	☐
	1d.	Brian J. Lillie	☐	☐	☐
	1e.	Alan S. Lowe	☐	☐	☐
	1f.	Ian S. Small	☐	☐	☐
	1g.	Janet S. Wong	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers	☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2021	☐	☐	☐
NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D23920-P43976

LUMENTUM HOLDINGS INC.
Annual Meeting of Stockholders
November 19, 2020 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alan Lowe, Wajid Ali and Judy Hamel, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LUMENTUM HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders which will be a virtual only meeting conducted via the Internet, to be held at 8:00 AM, PST on November 19, 2020, at www.virtualshareholdermeeting.com/LITE2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side